Exhibit 10.2

独家购买权协议

EXCLUSIVE CALL OPTION CONTRACT

among

Beijing Wanda Culture Group Co., Ltd.

(北京万达文化产业集团有限公司)

Dalian Wanda Group Co., Ltd.

(大连万达集团股份有限公司)

Mr.Wang Jianlin

(王健林先生)

and

Wanda Sports Co. Ltd.

(万达体育有限公司)

and

Infront Sports Media (China) Co., Ltd

（盈方体育传媒（中国）有限公司）

Dated 14th March, 2019

日期:2019年3月14日

目录

TABLE OF CONTENTS

第1条 释义	5

SECTION 1. INTERPRETATION	5

第2条 股权购买权，股权买价和转让被购买股权	8

SECTION 2. PURCHASE OPTION, PURCHASE PRICE AND TRANSFER OF OPTION INTERESTS	8

第3条 承诺	11

SECTION 3. COVENANTS	11

第4条 陈述及保证	14

SECTION 4. REPRESENTATIONS AND WARRANTIES	14

第5条 违约及救济	15

SECTION 5. DEFAULT AND REMEDIES	15

第6条 保密责任	16

SECTION 6. CONFIDENTIALITY	16

第7条 生效日及期限	18

SECTION 7. EFFECTIVE DATE AND TERM	18

第8条 管辖法律及争议解决	18

SECTION 8. GOVERNING LAW AND DISPUTE RESOLUTION	18

第9条 其他	19

SECTION 9. MISCELLANEOUS	19

本独家购买权协议（本“协议”） 由下列各方于2019年3月14日签署。

THIS EXCLUSIVE CALL OPTION CONTRACT (this “Contract”) is made on14th March, 2019

AMONG:

(1)                                 北京万达文化产业集团有限公司, 一家依据中国（定义见第1.1条）法律设立和存续的有限责任公司，注册地址为中国北京市通州区新华北街75号2001室（“万达文化”）;

Beijing Wanda Culture Group Co., Ltd. (北京万达文化产业集团有限公司), a limited liability company organized and existing under the laws of the PRC (as defined in Section 1.1), with its legal address at #2001, No.75 Xinhua North Street, Tongzhou District, Beijing, PRC (“Wanda Culture”);

(2)                                 大连万达集团股份有限公司，一家依据中国（定义见第1.1条）法律设立和存续的股份有限公司，注册地址为中国辽宁省大连市西岗区长江路539号（“万达集团”）；

Dalian Wanda Group Co., Ltd. (大连万达集团股份有限公司),  a limited liability company organized and existing under the laws of the PRC (as defined in Section 1.1), with its legal address at No. 539 Changjiang Road, Xigang District, Dalian, PRC (“Wanda Group”);

(3)                                 王健林先生，一位中国公民，其身份证号码为210202195410244995（“王先生”、万达文化和万达集团合称为“股东”）；

Mr. Wang Jianlin (王健林先生), a PRC citizen with PRC ID Card number 210202195410244995 (“Mr. Wang”, and together with Wanda Culture and Wanda Group, the “Shareholders”);

(3)                                 万达体育有限公司，一家依据中国法律设立和存续的有限责任公司，注册地址为广州市花都区天贵路67号办公楼1层101（“公司”）；以及

Wanda Sports Co. Ltd. (万达体育有限公司), a limited liability company organized and existing under the laws of the PRC, with its legal address at Rm101,1/F, 67 Tiangui Road, Xinhua Street, Huadu District, Guangzhou (the “Company”); and

(4)                                 盈方体育传媒（中国）有限公司，一家依据中国法律设立和存续的外商独资企业，注册地址为北京市朝阳区东三环北路霞光里18号佳程广场A座11层B60（“股权购买权人”）。

Infront Sports Media (China) Co., Ltd（盈方体育传媒（中国）有限公司）, a wholly foreign-owned company organized and existing under the laws of the PRC, with its legal address at B60, 11/F, Tower A, Gateway Plaza, No. 18 Xiaguangli, North Road East Third Ring, Chaoyang District, Beijing (the “Optionee”).

在本协议中，股东、公司和股权购买权人各称“一方”，合称“各方”。

The Shareholders, the Company and the Optionee are herein referred to individually as a “Party” and collectively as the “Parties.”

鉴于：

RECITALS:

(A)                               股东分别持有公司85%、10%和5%的股权。

The Shareholders own 85%, 10% and 5%, respectively, of the equity interests in the Company.

(B)                               公司与股权购买权人于本协议签署之日签订了独家服务协议（“独家服务协议”）。

The Company and the Optionee entered into an exclusive services agreement on the date hereof (the “Exclusive Services Agreement”).

(C)                               股东、公司与股权购买权人于本协议签署之日签署了质押协议（“质押协议”）。

The Shareholders, the Company and the Optionee entered into a pledge contract on the date hereof (the “Pledge Contract”).

(D)                               股东于本协议签署之日签署了授权股权购买权人的不可撤销的授权委托书（“授权委托书”；授权委托书、质押协议和独家服务协议合称“交易文件”）。

The Shareholders entered into an irrevocable power of attorney on the date hereof in favor of the Optionee (the “Power of Attorney”; together with this Contract, the Pledge Contract and the Exclusive Services Agreement, collectively, the “Transaction Documents”).

(E)                                各股东均愿意授予股权购买权人直接或间接购买全部或部分其股权（定义见第1.1条）的一项不可撤销的专有权。

Each of the Shareholders is willing to grant to the Optionee an irrevocable and exclusive right to, directly or indirectly, purchase all or part of its Equity Interests (as defined in Section 1.1).

同意：

AGREEMENT:

第1条 释义

SECTION 1.
INTERPRETATION

1.1                               在本协议中，除上下文另有要求：

In this Contract, unless the context requires otherwise:

“资产”指公司的所有资产，包括固定资产、现金资产、知识产权、持有的中国境内外任何人的股权以及公司签订的所有协议的收益（受限于负担）以及其他有形和无形资产。

“Assets” means all the assets of the Company, including fixed assets, current assets, intellectual property rights, ownership of equity interests in any Person within or outside the PRC and the benefit (subject to the burden) of all contracts entered into by the Company and other tangible and intangible assets.

“工作日”指除周六、周日和中国的商业银行按中国法律要求或授权关闭的日子之外的任何日子。

“Business Day” means any day other than a Saturday or a Sunday or any day on which commercial banks in the PRC are required or authorized by PRC Laws to close.

“公司章程”指公司的章程及其不时的修订。

“Company Articles” means the articles of association of the Company as amended from time to time.

“股权”指任一股东所持有的注册资本的股东权益。

“Equity Interests” means the equity interests that a Shareholder holds in the Registered Capital.

“权利负担”指（i）任何抵押、押记（无论是固定的或浮动的）、质押、留置、押汇、转让、信托契约、所有权保留、担保权益或就任何人的任何义务保证或者赋予优先支付权的任何其他类型的权利负担，包括交易授予的任何在法律未表述为授予担保但与在适用法律下的授予担保具有经济或财务上的相似效果的权利，（ii）任何租赁、转租、占用协议、地役权或授予任何人使用权或占用权的契约，(iii) 任何代理、授权委托、投票信托协议、权益、期权、优先购买权、任何人享有的谈判、拒绝或转让限制，以及（iv）对所有权、占有或使用的任何不利主张。

“Encumbrance” means (i) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable law, (ii) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any Person, (iii) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (iv) any adverse claim as to title, possession or use.

“许可”指公司经营所需的所有中国政府机构的许可、批准、豁免、同意、放弃、权利、命令。

“Permits” means required licenses, permits, exemptions, consents, waivers, rights, orders or approvals of, and required registrations with, all PRC governmental bodies that are required for the operation of the Company’s business.

“人士”指个人、公司、合资公司、企业、合伙、信托、非法人团体、有限责任公司、政府或其任何部门或机构，或任何其他实体，不论是否具有独立法人资格。

“Person” means an individual, corporation, joint venture, enterprise, partnership, trust, unincorporated association, limited liability company, government or any department or agency thereof, or any other entity, whether or not having separate legal personality.

“中国”指中华人民共和国，就本协议而言，不包括香港特别行政区、澳门特别行政区和台湾。

“PRC” means the People’s Republic of China, for the purposes of this Contract, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan.

“中国法律”指在中国国家和地方正式颁布且可供公开查阅的法律、法规、规章和政策。

“PRC Laws” means laws, regulations, rules and policies published and publicly available at the national and local level in the PRC.

“注册资本”指公司（不时变动）的注册资本。

“Registered Capital” means the registered capital of the Company from time to time.

“登记机关”指颁发公司营业执照的国家工商行政管理总局的相关分支机构。

“Registration Authority” means the relevant branch of the State Administration of Industry and Commerce that has issued the business license of the Company.

“人民币”指中国的法定货币人民币元。

“RMB” means Renminbi Yuan, the lawful currency of the PRC.

1.2                               相关条款或安排中的定义的术语如下：

“经批准的受让人”	2.1条
“CIETAC”	8.2条
“公司”	序言
“保密信息”	6.1(a)条
“合同”	序言
“独家服务协议”	鉴于
“被购买股权”	2.3条
“股权购买权人”	序言
“一方” 或”各方”	序言
“质押合同”	鉴于
“授权委托书”	鉴于
“股权购买权”	2.1条
“股权购买通知”	2.3条
“股权买价”	2.2条
“接收方”	6.2条
“股东”	序言
“条款”	7.1条
“交易文件”	鉴于

The following terms are defined in the indicated Section or Schedule:

“Approved Transferee”	Section 2.1
“CIETAC”	Section 8.2
“Company”	Preamble
“Confidential Information”	Section 6.1(a)
“Contract”	Preamble
“Exclusive Services Agreement”	Recitals
“Option Interests”	Section 2.3
“Optionee”	Preamble
“Party” or “Parties”	Preamble
“Pledge Contract”	Recitals
“Power of Attorney”	Recitals
“Purchase Option”	Section 2.1
“Purchase Option Notice”	Section 2.3
“Purchase Price”	Section 2.2
“Recipients”	Section 6.2
“Shareholder”	Preamble
“Term”	Section 7.1
“Transaction Documents”	Recitals

1.3                               解释。在本协议中，除上下文另有要求：

Interpretation. In this Contract, unless the context otherwise requires:

(a)                      直接或间接。“直接或间接”一语指直接或间接通过一个或多个中间人或通过协议或其他法律安排。“直接的或间接的”具有相应的意思。

Directly or Indirectly.  The phrase “directly or indirectly” means directly or indirectly through one or more intermediate Persons or through contractual or other legal arrangements, and “direct or indirect” has the correlative meaning.

(b)                      标题。标题只是为了方便起见，不影响本协议的任何条款的构建。

Headings.  Headings are included for convenience only and shall not affect the construction of any provision of this Contract.

(c)                       本协议中、本协议下等术语。“本协议中”、“本协议下”、“本协议项下”和以及具有类似含义的术语，是指整个协议，而不是指本协议任何特定的章节。

Hereof, Hereunder etc.  The words “hereof,” “hereunder” and “hereto,” and words of like import, refer to this Contract as a whole and not to any particular Section hereof.

(d)                      包括但不限于。“包括”、“包含”以及类似的表达不是限制性的表达，应当理解为后面跟随“但不限于”一词。

Include not Limiting.  “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(e)                       性别和数量。除非上下文另有要求，否则所有单词(不论是性别特定的还是性别中性的)应被视为包括每个男性、女性和中性性别，表示为单数的单词包括复数，反之亦然。

Gender and Number.  Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

第2条 股权购买权，股权买价和转让被购买股权

SECTION 2.
PURCHASE OPTION, PURCHASE PRICE AND
TRANSFER OF OPTION INTERESTS

2.1                               授予权利。根据本协议的条款并受限于本协议的条件，每个股东在此授予股权购买权人在中国法律允许的前提下，根据第2.2条并按照第2.2条所述的价格，按照股权购买权人自行决定，一次或多次从股东购买或指

定一人或多人（与股权购买权人合称“经批准的受让人”）从股东购买其所持有的全部或部分股权的一项不可撤销的、专有的选择权（“股权购买权”）。除经批准的受让人外，任何第三人均不得享有股权购买权或其他与股东的股权有关的权利。公司特此同意各股东向股权购买权人授予股权购买权。

Grant of Right.  Upon the terms and subject to the conditions set forth herein, each Shareholder hereby grants to the Optionee an irrevocable and exclusive right (the “Purchase Option”) to purchase, or to designate one or more Persons (together with the Optionee, a “Approved Transferee”) to purchase in accordance with Section 2.2, from the Shareholder all or part of the Equity Interests held by the Shareholder, in one or more installments as determined by the Optionee in its sole discretion to the extent permitted by PRC Laws at the price set forth in Section2.2.  Except for the Approved Transferee, no other Person shall be entitled to the Purchase Option or other rights with respect to the Equity Interests of the Shareholder.  The Company hereby agrees to the grant by each Shareholder of the Purchase Option to the Optionee.

2.2                               股权买价。股权购买价格（“股权买价”）应为以下较低者：（a）有关股东就其股权所缴付的实际出资额，及（b）中国法律所允许的最低价格。

Purchase Price.  The purchase price of the Option Interests (the “Purchase Price”) shall be the lower of (a) the actual capital contributions paid in the portion of the Registered Capital by the relevant Shareholder for the Option Interests and (b) the lowest price permitted under PRC Laws.

2.3                               行权步骤。股权购买权人行使股权购买权以符合中国法律的要求和限制为前提。股权购买权人可在期限内随时以向有关股东发送通知（“股权购买通知”）的方式行使股权购买权，股权购买通知应载明以下事项：（i）股权购买权人关于行使股权购买权的决定；（ii）股权购买权人拟从股东购买的股权份额（“被购买的股权”）；（iii）被购买股权受让人的身份；及（iv）股东应完成被购买的股权转让给该等受让人的日期。

Procedure for Exercise.  Subject to any requirements or restrictions under PRC Laws, the Optionee may exercise the Purchase Option at any time during the Term by giving a notice to the relevant Shareholder (the “Purchase Option Notice”) specifying (i) the decision of the Optionee to exercise the Purchase Option; (ii) the portion of the Equity Interests to be purchased from the Shareholder (the “Option Interests”); (iii) the identity of the transferee(s) of the Option Interest and (iv) the date on which the Shareholder shall complete the transfer of the Option Interests to such transferee(s).

2.4                               转让被购买股权。股权购买权人每次行使股权购买权时:

Transfer of Option Interests.  Upon each exercise of the Purchase Option:

(a)                      股东应促使公司及时召开股东会会议，在该会议上，应通过批准有关股东向经批准的受让人转让被购买股权的决议；

the Shareholders shall cause the Company to promptly convene a shareholders’ meeting, at which resolution shall be adopted approving the relevant Shareholder’s transfer of the Option Interests to the Approved Transferee(s);

(b)                      有关股东应按照本协议以及股权购买通知的规定，就向经批准的受让人转让股权签订股权转让合同；

the relevant Shareholder shall execute an equity transfer contract in respect of its transfer of the Option Interests to the Approved Transferee(s) in accordance with the provisions under this Contract and the Purchase Option Notice;

(c)                       股东应签署所有文件并采取所有必要或可取的行动修改公司章程，以反映被购买股权转让至经批准的受让人；

the Shareholders shall execute all documents and do all acts necessary or advisable to amend the Company Articles so as to reflect the transfer of the Option Interests to the Approved Transferee(s);

(d)                      公司及股东应：（i）签署所有文件，取得所有许可，并采取所有必要的或可取的行动将被购买股权的所有权无任何权利负担（除根据交易协议设定的任何权利负担）地转让给经批准的受让人，并确保各经批准的受让人成为被购买股权的登记在册所有人；（ii）签署所有文件，采取所有必要或可取的行动将该等股权转让向登记机构进行登记；（iii）保持、修改或延期与被购买股权转让有关的可能需要的所有许可；以及

the Company and the Shareholders shall: (i) execute all documents, obtain all Permits and take all actions necessary or advisable to transfer the ownership of the Option Interests to the Approved Transferee(s), free of any Encumbrance (except for any Encumbrance created under the Transaction Documents), and ensure that each Approved Transferee shall become the registered owner of the Option Interests; (ii) execute all documents and take all actions necessary or advisable to register the transfer of the Option Interests to the Approved Transferee(s) with the Registration Authority, and (iii) maintain, amend or renew all Permits as may be required in connection with the transfer of the Option Interests; and

(e)                       股东应签署并应促使公司签署所有其他文件，应采取并应促使公司采取股权购买权人可能不时需要的所有其他行动， 以使经批准的受让人成为被购买股权的法定及实益所有人。

the Shareholders shall, and shall cause the Company to, execute all such further documents and take all such further actions as the

Optionee may require from time to time to constitute the Approved Transferee(s) as the legal and beneficial owner of the Option Interests.

经股权购买权人不时要求，股东应交付第2.4条下的适当签署但未注明日期的所有文件的原件，该等文件的形式和内容应满足股权购买权人的要求。

At the Optionee’s request from time to time, the Shareholders shall deliver duly executed undated originals of all documents referred to in this Section 2.4, such documents to be in such form and substance satisfactory to the Optionee.

第3条 承诺

SECTION 3.
COVENANTS

3.1                               每一股东承诺。每一股东承诺，其将：

Covenants of Each Shareholder.  Each Shareholder covenants that it will:

(a)                      遵守其作为签约方的全部交易文件，不采取或忽略采取任何可能影响任何交易文件有效性及可执行性的行动；

comply with all the Transaction Documents to which it is a party and not take any action or omit to take any action that may affect the effectiveness and enforceability of any Transaction Document;

(b)                      未经股权购买权人事先书面同意，不在本协议签署之日起的任何时间出售、转让、处置与股权相关任何合法权益及利益，或在其上创设权利负担，但根据交易文件在该股权上创设权利负担除外；

not sell, assign, transfer, dispose of, or create any Encumbrance over, the legal or beneficial interest in any Equity Interest without the prior written consent of the Optionee at any time from the date hereof, except for any Encumbrance created pursuant to the Transaction Documents;

(c)                       未经股权购买权人事先书面同意，不以任何形式增加或减少注册资本，或以其他方式改变其注册资本结构；

not increase or decrease the Registered Capital, or otherwise change the structure of the Registered Capital without the prior written consent of the Optionee at any time from the date hereof;

(d)                      除根据本协议第2.4（c）款对公司章程进行修订外，未经股权购买权人事先书面同意，不以任何方式修订公司章程；

not amend the Company Articles in any manner without the Optionee’s prior written consent, except as provided in Section 2.4(c);

(e)                       为保持对股权的所有权，签署所有必要或适当的文件，采取所有必要或适当的行动和提出所有必要或适当的申诉或对所有索偿进行必要和适当的抗辩；

execute all documents, take all actions and file all necessary or appropriate complaints or raise necessary and appropriate defense against all claims as may be necessary or advisable to maintain its ownership of any Equity Interest;

(f)                        确保公司董事或其他高级管理人员由股权购买权人指定，包括按照中国法律及相关政府部门要求，促使由公司股东指定的董事或高级管理人员辞职并委派股权购买权人指定的人士作为公司董事或高级管理人员以替代离职董事或高级管理人员；

procure that the directors and supervisors of the Company shall at all times be Persons designated by the Optionee, including by causing any director or supervisor of the Company appointed by the Shareholder to resign from his office and appointing any Person designated by the Optionee as a director or supervisor of the Company in replacement of the resigning director or supervisor in accordance with the requirements of PRC Laws and relevant PRC government authorities;

(g)                       同意其他股东根据本协议或质押协议约定，向经批准的受让人转让股权，且不得将其持有的股权向经批准的受让人之外的任何人士转让；

consent to the transfer of any Equity Interest by the other Shareholders to the Approved Transferee(s) pursuant to this Contract or the Pledge Contract and not transfer any Equity Interest held by it to any Person other than the Approved Transferee(s)；

(h)                      根据第2.1条规定授予股权购买权人对于股东不时获得的额外股权的优先购买权，且知悉并同意该等额外股权应视为已根据质押协议向股权购买权人质押；以及

grant a Purchase Option to the Optionee as provided in Section 2.1 for any additional Equity Interest acquired by the Shareholder from time to time, and acknowledge and agree that all such additional Equity Interests shall be deemed to have been pledged to the Optionee as provided in the Pledge Contract; and

(i)                          经股权购买权人要求，由股权购买权人指定的人士担任公司清算委员会成员。

if requested by the Optionee, appoint Person(s) designated by the Optionee to the liquidation committee of the Company.

3.2                               公司承诺。公司及每一股东共同承诺：

Covenants with respect to the Company.  The Company covenants that it will, and each Shareholder covenants to procure the Company to:

(a)                                 遵守其作为签约方的全部交易文件，不采取或忽略采取任何可能影响任何交易文件有效性及可执行性的行动；

comply with all the Transaction Documents to which it is a party and not take any action or omit to take any action that may affect the effectiveness and enforceability of any Transaction Document;

(b)                                 确保公司利润仅根据股权购买权人的决定进行分配；

procure that profits of the Company be distributed only as directed by the Optionee;

(c)                                  为保持公司对其资产的所有权，签署所有必要或适当的文件，采取所有必要或适当的行动和提出所有必要或适当的申诉或对所有索偿进行必要和适当的抗辩；

execute all documents, perform all acts and prosecute or defend all claims as may be necessary or advisable to maintain the Company’s title to the Assets and to give effect to this Contract and the transactions contemplated herein;

(d)                                 为向经批准的受让人转让被购买的股权，签署所有必要或适当的文件，采取所有必要或适当的行动；

execute all necessary or appropriate documents and take all necessary or appropriate actions by the Company in respect of the transfer of any Option Interests to the Approved Transferee(s);

(e)                                  按照良好的财务和商业标准及惯例，保持其公司的存续，审慎地及有效地经营公司业务和处理其事务，未经股权购买权人事先书面同意，不采纳或变更其任何商业计划或预算；

maintain its corporate existence and operate its business and affairs with diligence and efficiency and in accordance with sound financial and commercial standards and practices and not adopt or amend any of its business plans or budgets without the prior written consent of the Optionee;

(f)                                   不得招致、承担、批准或担保任何债务，除非（i）该等债务系日常经营过程中非因借贷方式产生的债务；和（ii）已向股权购买权人披露且经股权购买权人书面同意的债务；

not incur, assume, guarantee or permit to exist any indebtedness except (i) indebtedness arising in its ordinary course of business and not by way of borrowing; and (ii) indebtedness which has been disclosed to and agreed by the Optionee in writing;

(g)                                  未经股权购买权人事先书面同意，不得向任何人士发放任何贷款或给予任何信贷；

not extend any loan or grant any credit to any Person without the Optionee’s prior written consent;

(h)                                 经股权购买权人不时请求，向股权购买权人提供关于公司经营及财务状况相关的所有信息；

furnish to the Optionee all information pertaining to the operation and financial conditions of the Company as the Optionee may request from time to time;

(i)                                     未经股权购买权人事先书面同意，不与任何人士合并或联合，或向转让或以其他方式处置除日常业务范围内的其他资产，或对任何人士进行投资或收购；

not merge or consolidate with any Person, transfer or otherwise dispose any Asset other than in its ordinary course of business and not acquire or invest in any Person, in each case, without the Optionee’s prior written consent;

(j)                                    未经股权购买权人事先书面同意，不得通过、采纳或促使通过或采纳关于公司清盘、清算或解散的决议；以及

not pass, adopt or procure the passing or adoption of any resolution for the winding-up, liquidation or dissolution of the Company, in each case, without the Optionee’s prior written consent; and

(k)                                 应将发生的或可能发生的与公司股权或业务有关的任何诉讼、仲裁或行政程序立刻通知股权购买权人。

promptly notify the Optionee of the occurrence or potential occurrence of any litigation, arbitration, administrative proceedings or governmental enquiry or action that is or is likely to affect the ownership of the Equity Interests or the business of the Company.

第4条 陈述及保证

SECTION 4.
REPRESENTATIONS AND WARRANTIES

每一方均单独向其他方陈述：

Each Party represents, severally and not jointly, to the other Parties that:

(a)                                 该方拥有订立、签署并履行本协议及其作为签约方订立的他交易文件及其项下所述交易的全部公司权力和授权 并且，就每一实体而言，其均为依据中国法律设立并存续的公司；

such Party has the full power and authority to enter into, execute and deliver this Contract with the other Transaction Documents to which it is a party and to perform the transactions contemplated hereby and thereby and, with respect to each entity, is duly incorporated or organized and existing under the PRC Laws;

(b)                                 就每一实体而言，该方履行本协议及其作为签约方订立的其他交易文件及项下所述交易均获得全部必要公司授权或该方其他授权；以及

with respect to each entity, the execution and delivery by such Party of this Contract with the other Transaction Documents to which it is a party and the performance by such Party of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or other action of such Party; and

(c)                                  假定经其他各方适当授权并履行，本协议及其作为签约方订立的其他交易文件对该方均构成合法、有效且有拘束力的义务，可根据该等协议的条款被强制执行，除非适用的破产、清算、重组、延期履行或其他类影响债权人权利的法律限制该可强制执行性。

assuming the due authorization, execution and delivery hereof by the other Parties, this Contract with the other Transaction Documents to which it is a party constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

第5条 违约及救济

SECTION 5.
DEFAULT AND REMEDIES

5.1                               违约。若任何一方违反本协议，该方应就该等违约承担违约责任，并补偿其他方由此遭受的任何损失，包括诉讼费用及律师费。

Default.  If any Party breaches this Contract, such Party shall be liable for such breach and shall compensate the other Party(ies) for any damages resulting therefrom, including litigation costs and attorney fees.

5.2                               特定履行。各方于此知悉若公司或任何股东做出虚假陈述或违反本协议任何约定，股权购买权人除有权根据法律规定或根据其他补偿措施被救济外，还有权通过促使有管辖权的法院或仲裁庭强制执行违约条款而获得救济。公司及股东知悉并同意对本协议的任何违反将对股权购买权人造成不可用金钱弥补的损失。

Specific Performance.  Each Party hereby acknowledges that if the Company or any Shareholder misrepresents or breaches any provision of this Contract, the Optionee shall have the right and remedy to, in addition to and not in lieu of any other right or remedy available to the Optionee under law, have such breach specifically enforced by any court or arbitration tribunal having jurisdiction.  The Company and the Shareholders acknowledge and agree that any breach of this Contract will cause irreparable injury to the Optionee and that money damages will not provide an adequate remedy to the Optionee.

5.3                               对公司无追索权。若某一股东违反本协议，且该等违约致使股权购买权人因向股东追偿而行使权利或实施救济而进行任何作为或不作为，对股权购买权人行使该等权利或实施救济而产生的任何损失，股东无权向公司寻求任何赔偿或要求分摊损失。

No Recourse against Company.  If a Shareholder breaches this Contract, and such breach results in any act or omission on the part of the Company in relation to which the Optionee exercises any rights or remedies against the Shareholder hereunder, the Shareholder shall not be entitled to seek any indemnification or contributory damages from the Company for any losses suffered by them (or any of them) arising from the Optionee exercising such rights or remedies.

第6条 保密责任

SECTION 6.
CONFIDENTIALITY

6.1                               一般义务。在本协议有效期及之后的任何时间，公司及股东应：

General Obligation.  During the term of this Contract and at any time thereafter, each of the Company and the Shareholders shall:

(a)                                 对股权购买权人披露的与任何交易文件及其存在和条款内容（”保密信息”）相关的任何口头或书面信息保密；

keep any oral or written information disclosed by the Optionee to it in connection with any Transaction Document and the existence and the terms thereof (the “Confidential Information”) confidential;

(b)                                 除经股权购买权人事先书面同意或依据第6.2条及6.3条所作出的披露外，不得向任何其他第三方披露保密信息；以及

not disclose the Confidential Information to any third party other than with the prior written consent of the Optionee or in accordance with Sections 6.2 and 6.3; and

(c)                                  不得将保密信息用于除履行交易文件项下义务外的其他目的。

not use the Confidential Information for any purpose other than the performance of its obligations under the Transaction Documents.

6.2                               向接收方披露。在按需知密的基础上且在为履行本协议的必要程度内，公司及股东可向其关联方及关联方各自董事、高级职员、经理、员工、法律顾问、财务顾问或专业顾问（统称”接收方”）披露保密信息。

Disclosure to Recipients.  Each of the Company and the Shareholders may disclose the Confidential Information to its directors, officers, managers, employees, legal, financial and professional advisors, and any of the foregoing persons of its affiliates (collectively, the “Recipients”), on a need to know basis, to the extent necessary for the implementation of this Contract.

6.3                               接收方责任。公司及股东应尽最大努力确保每一接收方均知悉并遵守公司及股东在本协议项下的保密义务，如同接收方是本协议缔约方一样。

Recipient’s Obligations.  Each of the Company and the Shareholders shall use its best efforts to ensure that each Recipient is made aware of, and complies with the obligation of confidentiality of the Company and the Shareholders in respect of the Confidential Information under this Contract as if the Recipient were a party to this Contract.

6.4                               例外。本协议第6.1款不适用于下列情形：

Exceptions.  The provisions of Section 6.1 shall not apply to:

(a)                                 非因公司、某一股东或任何接收方违反本协议而进行的披露或指示，已为公众可普遍获得的保密信息；

Confidential Information that is or becomes generally available to the public other than as a result of disclosure by or at the direction of the Company, a Shareholder or any of the Recipients in violation of this Contract;

(b)                                 公司或某一股东在任何适用的法律、法规或管理当局或交易所规则的要求下在所要求的范围内进行的披露；但此种披露应仅限于适用的法律或法规所要求的范围，且在可行的情况下，在作出披露之前应给予股权购买权人对披露内容进行审查和评论的机会；及

disclosure by the Company or a Shareholder to the extent required under any applicable laws, regulations, requirements of any regulatory authority or any applicable rules of any stock exchange; provided that such disclosure shall be limited merely to the extent required by applicable laws or regulations and, to the extent practicable, the Optionee shall be given an opportunity to review and comment on the contents of the disclosure before it is made; and

(c)                                  公司或某一股东在适用的法律或政府规章或司法、监管程序所要求的范围内作出的披露或所作出的与任何由本协议引起的或与本协议有关的任何法律诉讼、起诉或程序有关的司法、监管或仲裁程序有关的披露；但此类披露应仅限于适用的法律或法规所要求

的范围，且在可行的情况下，在作出披露之前应给予股权购买权人对披露内容进行审查和评论的机会。

disclosure by the Company or a Shareholder to the extent required by applicable laws or governmental regulations or judicial or regulatory process or in connection with any judicial, regulatory or arbitration process regarding any legal action, suit or proceeding arising out of or relating to this Contract; provided that such disclosure shall be limited merely to the extent required by applicable laws or regulations and, to the extent practicable, the Optionee shall be given an opportunity to review and comment on the contents of the disclosure before it is made.

第7条 生效日及期限

SECTION 7.
EFFECTIVE DATE AND TERM

7.1                               期限。本协议自签署之日起生效（“生效日”）。如在本协议有效期内，任何一方的营业期限届满，则该方应及时续展其营业期限，以使本协议得以继续有效和执行。如一方续展经营期限之申请未获得任何主管部门批准或同意，则本协议于该方经营期限届满之时终止。为避免疑义，各方同意，服务提供方有权决定公司续展营业期限。

Term.  This Contract shall become effective on the date hereof (the “Effective Date”). During the term of this Agreement, if the term of operation of a Party expired, such Party shall apply to extend the term of operation promptly to execute and implemented this Agreement. If such Party’s application has not been approved or authorized by the competent authority, this Agreement shall be terminated upon the expiration of the term of operation of such Party. For the avoidance of doubt, the Parties hereby agree the Service Provider shall have the right to determine the extension of the term of operation of the Company.

7.2                               终止。本协议在股权购买权人完全行使其权利认购全部股权时自动终止。

Termination.  This Contract shall terminate automatically upon the exercise in full by the Optionee of its right to purchase all of the Equity Interests.

7.3                               继续有效。本协议终止或届满后，第6条、第8条及第9.1条继续有效。

Survival.  Section 6, Section 8 and Section 9.1 shall survive the termination or expiration of this Contract.

第8条 管辖法律及争议解决

SECTION 8.
GOVERNING LAW AND DISPUTE RESOLUTION

8.1                               管辖法律。本协议的签署、生效、解释、履行和本协议项下的争议解决均受中国法律管辖。若中国正式颁布并可公开查阅的法律未涵盖特定事项，则适用国际法原则及政策。

Governing Law.  The execution, validity, interpretation and performance of and resolution of disputes under this Contract shall be governed by the laws of the PRC.  When the officially published and publicly available laws of the PRC do not cover a certain matter, international legal principles and policies shall apply.

8.2                               争议解决。由本协议引起的或与本协议履行、解释、违约、终止或效力相关的任何争议、冲突或索赔，应首先通过友好协商解决。于一方向其他方发出一份载明争议、冲突或索赔种类的详细通知后，各方应立即开始协商。若争议未能在上述通知发出后30日内解决，任何一方有权将该等争议递交至中国国际经济贸易仲裁委员会（“CIETAC”）按其届时有效的仲裁规则进行仲裁。各方应共同指定一名仲裁员，各方可不在仲裁员名单中选择该仲裁员。若在任何一方发出仲裁通知之日起二十（20）日内，各方无法就指定一名同意参加仲裁的仲裁员达成一致，应由CIETAC指定仲裁员。仲裁程序应以中文进行，仲裁地点应在北京。仲裁裁决是终局的，对各方具有约束力。

Dispute Resolution.  Any dispute, controversy or claim arising out of or in connection with this Contract, or the implementation, interpretation, breach, termination or validity hereof shall be first resolved through friendly consultation.  Such consultation shall commence immediately after a Party delivers to the other Parties a written notice detailing the nature of the dispute, controversy or claim.  If the dispute cannot be resolved within 30 days following the delivery date of the above notice, any Party may submit such dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”)for arbitration in accordance with the rules of CIETAC in effect at the time of the arbitration unless otherwise agreed hereunder.  There shall be a single arbitrator jointly appointed by the Parties.  Such arbitrator shall be freely selected and the Parties shall not be limited in their selection to any prescribed list.  If the Parties do not agree to appoint an arbitrator who has consented to participate within twenty (20) days after the issuance of a notice of arbitration by any Party, CIETAC shall appoint an arbitrator.  Arbitration proceedings shall be in Chinese and shall take place in Beijing, China.  The arbitration decision shall be final and binding upon the Parties.

第9条 其他

SECTION 9.
MISCELLANEOUS

9.1                               通知。根据本协议所要求发出的所有通知和其他通信应以中文书写，并专人递送，由国际公认的快递服务或传真发至另一方的如下地址或另一方不时通过通知指定的其他地址。该等通知视为有效送达的日期应按如下方式确定：

Notices.  Notices or other communications required to be given by any Party pursuant to this Contract shall be written in Chinese and delivered in person or sent by an internationally recognized courier service or by facsimile to the address of the other Parties set forth below or to such other address as may from time to time be designated by the other Parties through notification to such Party.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

(a)                                 专人递送的通知以专人递送的日期为有效送达日期；

notices given by personal delivery shall be deemed effectively given on the date of personal delivery;

(b)                                 以国际公认的快递服务发出的通知在交付该快递服务处置后的第3个营业日视为有效送达；及

notices sent by an internationally recognized courier service shall be deemed effectively given on the third (3rd) Business Day after the date deposited with such courier service; and

(c)                                  以传真方式发出的通知，传送（应以生成的相应传送确认信息为证）后的第一个营业日视为有效送达日期；

notices given by facsimile shall be deemed effectively given on the first (1st) Business Day following the date of transmission, as indicated on the transmission confirmation slip of the document in question;

(i)	向股东发出通知，地址：北京市朝阳区建国路93号万达广
场B座9层

联系人: 苏力

	办公电话:	+86 10 85853608

if to any Shareholder, to:

9/F, Tower B, Wanda Plaza, No.93 Jianguo Road, Chaoyang District, Beijing.

	Attention:	Sally Su
	Direct Line:	+86 10 85853608

(ii)	向公司发出通知，地址：北京市朝阳区建国路93号万达广
场B座9层

联系人: 钱坤

	办公电话:	+86 10 85587855

if to the Company, to:

9/F, Tower B, Wanda Plaza, No.93 Jianguo Road, Chaoyang District, Beijing.

	Attention:	Kun Qian
	Direct Line:	+86 10 85587855

(iii)	向股权购买权人发出通知，地址：北京市东城区法华寺街
91号德必国际文化创意中心H栋

联系人: 赵峰

	办公电话:	+86 10 88890899

if to the Optionee, to:

Tower H, WE International Hub @ Temple of Heaven, No.91 Fahuasi Street Dongcheng District, Beijing.

	Attention:	Anne Zhao
	Direct Line:	+86 10 88890899

9.2                               可分割性。若本协议任一或多条规定根据法律或公共政策被裁定为无效、不合法或不可强制执行，但凡交易的经济实质或法律实质未对任何一方造成实质不利影响，则本协议其余规定应继续保持有效。一旦任一或多条规定被认定无效、不合法或不可强制执行，各方应通过诚意磋商，对本协议进行修订以便尽可能地促使各方原本意图有效，并以双方可接受的方式在最大程度上完善交易。

Severability.  If any term or other provision of this Contract is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Contract shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Contract so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

9.3                               费用。除本协议另有约定外，各方应自行支付与本协议费用和附带支出，但若一方蓄意违反本协议，则违约方应向守约方赔偿与本协议相关的费用及支出。各方还应支付并承担本协议项下预期交易相关的对该方征收的任何税费。

Expenses.  Subject to any other provision to the contrary in this Contract, each Party shall pay its own costs and disbursements of and incidental to this Contract provided that if any Party intentionally and willfully breaches this Contract, the non-breaching Parties shall be indemnified by the breaching Party for all costs and disbursements related to this Contract.  Each Party shall also pay and shall bear any tax liability imposed on such Party which arises out of or in connection with the transactions contemplated under this Contract.

9.4                               弃权。除一方签署书面文件放弃本协议任何条款，对本协议任何条款的的放弃均无效。一方怠于行使、未能行使任何权利、权力或救济不得视为对该等权力、权利或救济的放弃，任何单一或部分行使权力、权利或救济亦不得阻碍其进一步行使该等权力、权利或救济。不影响前述条款的情形下，对任意一方任一违约行为放弃行使权力均不应被视为是对其后发生的所有违约行为均放弃追究。

Waiver.  No waiver of any provision of this Contract shall be effective unless set forth in a written instrument signed by the Party waiving such provision.  No failure or delay by any Party in exercising any right, power or remedy under this Contract shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.  Without limiting the foregoing, no waiver by any Party of any breach by the other Parties of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

9.5                               完整协议。本协议及各方于本协议签署日签署的其他协议构成各方就本事项达成的完整且唯一的协议，并取代在先的与本协议主旨有关的全部口头沟通、书面协议、合同、备忘录和通信。

Entire Agreement.  This Contract and the other agreements of the Parties referred to herein constitute the complete and only agreement between the Parties on the subject matter hereof, and replace all previous oral or written agreements, contracts, understandings and communications of the Parties in respect of the subject matter hereof.

9.6                               进一步保证。各缔约方同意为履行本协议条款及本协议之目的，迅速签署类似文件并采取可能需要的进一步行动。无论何时，或经股权购买权人合理请求，为完善及保护股权购买权，或为股权购买权人行使其有关股权购买的权利和救济，股东和公司应立即履行或交付所有其他契据和文件，并采取其他可能必要的或可取的行动，在不限制前述原则的情形下，若为必要或可取的，或经股权购买权人合理请求，创设、完善或保全股权购买权并使本协议规定的其他权利生效，股东和公司应签署并向股权购买权人提交和/或交付可被股权购买权人认可的契据、通知、转让确认、转让证书、转让背书、授权委托书、证明、报告和其他与股权购买相关的转让证书，并采取其他须进一步采取的行动。

Further Assurances.  Each of the Parties agrees to expeditiously execute such documents and perform such further acts as may be required or desirable to carry out or to perform the provisions and purposes of this Contract.  At any time and from time to time, the Shareholders and the Company shall promptly execute and deliver all further instruments and documents, and take all further actions that may be necessary or desirable, or that the Optionee may reasonably request, to perfect and protect the Purchase Option, or to enable the Optionee to exercise and enforce its rights and remedies with respect to the Purchase Option.  Without limiting the generality of the foregoing, the Shareholders and the Company shall execute and file and/or deliver to the Optionee, in form and substance acceptable to the Optionee, such instruments, notices, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Purchase Option, as may be necessary or desirable or that the Optionee may request, to establish, protect and preserve the Purchase Option and to generally give effect to the other rights contemplated by this Contract.

9.7          转让。未经股权购买人事先书面同意，公司和任何股东不得转让其在本协议项下的任何权利和义务。无需任何方同意，股权购买人有权转让其在本协议项下的任何权利和义务。

Assignment.  Neither the Company nor any Shareholder may assign any rights or transfer any obligations under this Contract without the prior written consent of the Optionee.  The Optionee may assign any rights or transfer any obligations under this Contract without the consent of any other Party.

9.8                               修订。除双方签署书面文件，本协议不得被修订、修改或补充。

Amendment.  This Contract may not be amended, modified or supplemented except by a written instrument executed by each of the Parties.

9.9                               语言。本协议以中文和英文书就。两种语言具有同等法律效力。

Language.  This Contract is executed in Chinese and English.  The two language texts shall have equal validity and legal effect.

9.10        副本。本协议可签署一份或多份副本，任意副本均应视为同一协议并于缔约各方中的一方签署并向其他方交付时生效，各方理解无需签署同一副本。

Counterparts.  This Contract may be executed in one or more counterparts, all of which shall be considered one and the same contract and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that the Parties need not sign the same counterpart.

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有鉴于此，各方已于本协议文首所述日期签署了本协议。

IN WITNESS WHEREOF, the Parties have caused this Contract to be duly executed as of the date first above written.

Beijing Wanda Culture Group Co., Ltd. (北京万达文化产业集团有限公司) (Company Chop)

/s/ Seal

Dalian Wanda Group Co., Ltd. (大连万达集团股份有限公司)
(Company Chop)

/s/Seal

Mr. Wang Jianlin (王健林先生)

/s/ Mr. Wang Jianlin

[独家购买权协议签字页]

[Signature Page to Exclusive Call Option Agreement]

Wanda Sports Co., Ltd. (万达体育有限公司)
(Company Chop)

/s/ Seal

Infront Sports Media (China) Co., Ltd（盈方体育传媒（中国）有限公司
(Company Chop)

/s/ Seal

[独家购买权协议签字页]

[Signature Page to Exclusive Call Option Agreement]